PricewaterhouseCoopers LLP
1670 Broadway, Suite 1000
Denver CO 80202
Telephone (720) 931 7000
Facsimile (720) 931 7100
Report of Independent Registered Public
Accounting Firm
To the Board of Trustees and Shareholders of Old Mutual Advisor Funds
In planning and performing our audits of the financial statements of Old Mutual Advisor
Funds (the Funds) as of and for the year ended
July 31, 2006, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we
considered the Funds internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted the following deficiency in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of July 31, 2006. This material weakness was considered in determining the nature, timing and extent of the procedures to be performed in our audits of the financial statements for the period ended July 31, 2006, and this report does not affect our opinion on those financial statements.
As of July 31, 2006, the Funds did not maintain effective internal control over the fair valuation of certain securities held in various funds within the Funds. Specifically, the Funds did not maintain effective controls to ensure that fair value pricing procedures were applied to securities traded on exchanges outside the western hemisphere in accordance with the Funds valuation policy, affecting the investments in securities and net unrealized appreciation on investments accounts for the Old Mutual Clay Finlay China Fund and Old
Mutual Clay Finlay Emerging Markets Fund and the total investments and unrealized appreciation on investments accounts for the Old Mutual International Equity Fund. This control deficiency could result in a misstatement of the aforementioned account balances or disclosures that would result in a material misstatement of the annual financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.
This report is intended solely for the
information and use of management and the Board of
Trustees of Old Mutual Advisor Funds and the
Securities and Exchange Commission and
is not intended to be and should not be used by anyone other than these specified parties.
September 27, 2006
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